Exhibit 99.2

PathUX, LLC

Financial Statements and

Independent Auditor’s Report

March 31, 2019,

December 31, 2018 and 2017

 Table of Contents

Page

INDEPENDENT AUDITOR’S REPORT i

FINANCIAL STATEMENTS:

Combined Balance Sheets 1

Combined Statements of Income 2

Combined Statements of Members’ Equity 3

Statements of Cash Flows 4

Notes to Financial Statements 5-7

INDEPENDENT AUDITOR’S REPORT

To the Members
PathUX, LLC

We have audited the accompanying combined financial statements of PathUX, LLC, which comprise the consolidated balance sheets as of December 31, 2018 and 2017, and the related combined statements of operations, members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of PathUX, LLC as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Haynie & Company

Salt Lake City, Utah

August 14, 2019

Financial Statements

PathUX, LLC

Combined Balance Sheets

As of March, 31, 2019 (Unaudited), December 31, 2018 and  2017

	(Unaduited)
	3/31/2019	2018	2017
Asset
Current assets:
Cash and cash equivalents	$ 31,936	$ 67,787	$ 43,120
Accounts receivable, net	-	5,492	4,675
Total current assets	31,936	73,279	47,795
Other assets:
Propriatary software asset	743,923	749,950	615,412
Total other asset	743,923	749,950	615,412
Total Assets	$ 775,859	$ 823,229	$ 663,207
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable & accrued expenses	$ 146,990	$ 132,783	$ 116,568
Total liabilities	146,990	132,783	116,568
Members' equity	628,869	690,446	546,639
Total liabilities and Members' Equity	$ 775,859	$ 823,229	$ 663,207

See Independent Accountant’s Review Report and Accompanying Notes to Financial Statements

PathUX, LLC

Combined Statements of Operations

For the three month period ended March, 31, 2019 (Unaudited),

and for the years ended December 31, 2018 and 2017

	3/31/2019	2018	2017
Sales	$ 234,761	$ 1,611,265	$ 1,465,353
Cost of sales	152,411	1,142,468	1,062,042
Gross profit	82,350	468,797	403,311
Operating expenses
General and administrative expenses	3,241	30,475	26,896
Marketing expense	13,682	56,825	85,562
Amortization expense	55,203	133,915	47,020
Total operating expense	72,126	221,215	159,478
Operating income	10,224	247,582	243,833
Other income/ (expense):
Interest expense	(10,830)	(8,747)	(10,206)
Other income	(10,419)	(24,611)	(352)
Total other (income) expense	(21,249)	(33,358)	(10,558)
Net income/ (loss)	$ (11,025)	$ 214,224	$ 233,275

See Independent Accountant’s Review Report and Accompanying Notes to Financial Statements

PathUX, LLC

Combined Statements of Members’ Equity

For the years ended December 31, 2017 and  2018

and  for the three month period ended March, 31, 2019 (Unaudited)

Balance, beginning of the year 2016	$ 342,727
Distributions	(29,363)
Net income	233,275
Balance, end of the year 2017	$ 546,639

Distributions	$ (70,417)
Net income	214,224
Balance, end of the year 2018	$ 690,446

Distributions (unaudited)	$ (50,552)
Net income (unaudited)	(11,025)
Balance, end of 3/31/ 2019 (Unaudited)	$ 628,869

See Independent Accountant’s Review Report and Accompanying Notes to Financial Statements

PathUX, LLC

Combined Statements of Cash Flows

For the three month period ended March, 31, 2019 (Unaudited),

and for the years ended December 31, 2018 and 2017

	(Unaudited)
	3/31/2019	2018	2017
Cash flows from operating activities:
Net income	$ -	$ -	$ 233,275
Adjustments to reconcile net income to net
cash from operating activities:
Amortization	55,203	133,915	47,020
(Increase) decrease in operating assets:
Accounts receivable, net	5,492	(817)	(205)
Increase (decrease) in operating liabilities:
Accounts payable	14,207	16,215	10,206
Net cash from operating activities	74,902	363,537	290,296

Cash flows from investing activities:
Capitalized software costs	(49,176)	(268,453)	(239,253)
Net cash from investing activities	(49,176)	(268,453)	(239,253)

Cash flows from financing activities:
Distributions to Owners	(50,552)	(70,417)	(29,363)
Net cash from financing activities	(50,552)	(70,417)	(29,363)
Net change in cash and cash equivalents	(24,826)	24,667	21,680
Cash and cash equivalents, beginning of year	67,787	43,120	21,440
Cash and cash equivalents, end of year	$ 42,961	$ 67,787	$ 43,120

See Independent Accountant’s Review Report and Accompanying Notes to Financial Statements

4

PathUX, LLC

Notes to Financial Statements

March 31, 2019 (Unaudited), December 31, 2018 and 2017

1. Organization

Organization

iDriveYourCar LLC was founded in August 2010 by Christian Schine and Robert Bisson.  The business matches clients with professional drivers who drive for clients in the clients’ personal vehicles. Founded in late 2016 but not fully operational until early 2017, PathUX was created to develop software, house IP, and potentially offer our proprietary software in a SAAS model.  The ownership for PathUX is the same as it is for iDriveYourCar.

2. Significant Accounting Policies

Basis of Accounting

The financial statements are prepared on the accrual basis of accounting and in accordance with Generally Accepted Accounting Principles (GAAP) in the United States of America.

Principles of Combination

The combined financial statements include the accounts of iDriveYourCar LLC and PathUX LLC, which are entities under common control. All significant intercompany accounts and transactions have been eliminated in combination.

Interim Financial Statements

The combined financial statements include interim financial results of the Company as of March 31, 2019 and for the three month period then ended. Those financial statements are presented for comparison and are unaudited.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities, at the date of the combined financial statements, and the reported amounts of revenue and expenses during the reporting period. It is possible that actual results could differ from those estimates.

Cash and Cash Equivalents – Cash and cash equivalents are defined as cash and investments that have a maturity of three months or less. The Company’s cash deposits in the United States are held at institutions insured by the Federal Deposit Insurance Corporation (FDIC). As of December 31, 2018, 2017 and March 31, 2019 (unaudited), the Company did not have any cash or cash equivalents in excess of FDIC limit.

PathUX, LLC

Notes to Financial Statements (continued)

March 31, 2019 (Unaudited), December 31, 2018 and 2017

2. Summary of Significant Accounting Policies (continued)

Accounts receivable – Accounts receivable represent amounts due from a credit card merchant. The Company receives cash from the merchant typically one to three days after the service is provided. Because chargebacks and returns have been relatively nominal, the Company has not recorded an allowance for doubtful accounts. Management believes that receivable amounts are collectible.

Capitalized Software Costs - The Company develops software for internal use. Software development costs incurred during the application development stage are capitalized in accordance with ASC 350, Intangibles – Goodwill and Other (“ASC 350”). The Company amortizes these costs over the estimated useful life of the software, which is generally three years. Capitalized software development costs are stated at cost less accumulated amortization.

Income Taxes - The Company is a limited liability company treated as a partnership for federal and state income tax purposes with all income tax liabilities and/or benefits of the Company being passed through to its members. Therefore, no provision or liability for income taxes is shown on the accompanying financial statements.

Uncertain Tax Positions - The Company follows the provisions of uncertain tax positions as addressed in FASB Accounting Standards Codification relating to accounting for uncertainty in income taxes. In accordance with this standard the Company evaluates their tax positions to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position.

Management evaluated the Company’s tax position and concluded that the Company did not have any uncertain tax positions for the years ended December 31, 2018 and 2017.

Revenue Recognition and Cost of Sales –The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the fee for the arrangement is fixed or determinable and collectability is reasonably assured. In this case, the Company recognizes revenue when personal driver services are provided to the customer.

Cost of sales includes expenses paid to drivers who operate as independent contractors. Commissions paid to drivers is based on a contracted rate per hour. The Company records the cost when the service is provided.

Recent Accounting Pronouncements - In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The new revenue recognition standard provides a five-step analysis of transactions to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the

PathUX, LLC

Notes to Financial Statements (continued)

March 31, 2019 (Unaudited), December 31, 2018 and 2017

2. Summary of Significant Accounting Policies (continued)

transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU is effective for annual periods beginning after December 15, 2018 and shall be applied either retrospectively to each period presented or as a cumulafive-effect adjustment as of the date of adoption. The Company is currently evaluating the potential impact of this adoption on its financial statements.

3. Capitalized Software Costs

Capitalized software and amortization is summarized below:

	Cost	Accumulated Amortizaion	Net
Balance, December 31, 2016	$ 423,179	$ -	$ 423,179

Additions	239,253	(47,020)	192,233
Balance, December 31, 2017	$ 662,432	$ (47,020)	$ 615,412

Additions	268,453	(133,915)	134,538
Balance, December 31, 2018	$ 930,885	$ (180,935)	$ 749,950

Additions (unaudited)	49,176	(55,203)	(6,027)
Balance, March 31, 2019 (unaudited)	$ 980,061	$ (236,138)	$ 743,923

       The estimated yearly future amortization expense is as follows:

For the years ended,
2019 (9 Months)	$ 165,608
2020	279,667
2021	192,772
2022	105,876
$ 743,923

PathUX, LLC

Notes to Financial Statements (continued)

March 31, 2019 (Unaudited), December 31, 2018 and 2017

4. Subsequent Events

Effective May 31, 2019, the members of the Company agreed to sale their ownership to Beyond Commerce, Inc. in exchange for shares of stock and a promissory note payable.

The Company evaluated all events or transactions that occurred after December 31, 2018 through August 14, 2019, the date the Company issued these financial statements. During the period, the Company did not have any material recognizable subsequent events.